UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2021

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) On January 26, 2021, the Personnel and Compensation Committee of Teledyne’s Board of Directors (the "Committee") took the following actions:

(1) The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards under the Amended and Restated Teledyne Technologies Incorporated 2014 Incentive Award Plan (the “Plan”) to each of the Named Executive Officers identified in Teledyne’s 2020 Proxy Statement with respect to the 2020 fiscal year. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. For 2020, 40% of the award is tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, per the Committee's policy, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers identified in the proxy statement filed in the award year. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

The following table sets forth the AIP cash bonus payments for the 2020 fiscal year to the Named Executive Officers identified in Teledyne’s 2020 Proxy Statement:

Name	Position	2020 AIP Award
Robert Mehrabian	Executive Chairman	$736,200
Aldo Pichelli	President and Chief Executive Officer	$599,900
Susan L. Main	Senior Vice President and Chief Financial Officer	$244,900
Jason Vanwees	Executive Vice President	$296,800
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	$178,900
Edwin Roks	Vice President and Group President, Teledyne Digital Imaging	$244,500

(2) The Committee approved the 2021 goals for the AIP cash bonus awards to each of Teledyne’s Named Executive Officers under the Plan. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of managed working capital as a percentage of revenue and 20% to the achievement of specified individual performance objectives. In addition, per the Committee's policy, downward (but not upward) discretionary adjustments are allowed with respect to awards to Named Executive Officers identified in the proxy statement filed in the award year. AIP awards are generally paid from a pool not to exceed 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit is at least 75% of the operating plan, subject in each case to modification by the Committee.

For 2021, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executive Officers identified in Teledyne’s 2020 Proxy Statement are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

Name	Position	2021 AIP Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Executive Chairman	120%
Aldo Pichelli	President and Chief Executive Officer	110%
Susan L. Main	Senior Vice President and Chief Financial Officer	75%
Jason Vanwees	Executive Vice President	75%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	60%
Edwin Roks	Vice President and Group President, Teledyne Digital Imaging	75%

(3) The Committee established a Restricted Stock Award Program under the Plan for key employees, including the Named Executive Officers currently employed by the company. This program provides grants of restricted stock or restricted stock units, generally each calendar year, to key employees at an aggregate fair market value equal to a specified percentage of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The percentage of base salary used to determine the amount of the grant is 100% for Dr. Mehrabian, 100% for Mr. Pichelli, 45% for Ms. Main, 45% for Mr. Vanwees, 45% for Miss Cibik, and 30% for Mr. Roks. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for the 2021-2023 restricted stock award is the price of Teledyne’s common stock as compared to the S&P 500 Index. In order for a participant to retain the restricted shares, Teledyne’s three-year aggregate return to shareholders (as measured by Teledyne’s stock price) must be at least 35% of the performance of the S&P 500 Index for the three-year period. If Teledyne’s stock performance is less than

35% of the S&P 500 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares.

(4)    The Committee established under the Plan a three-year cycle of Teledyne’s Performance Plan for key employees, including the Named Executive Officers. Beginning with the 2021-2023 performance cycle, the Company transitioned from a Performance Share Program, with awards made every three years and paid out in cash and stock in three annual installments following the end of a three-year performance period, to a Performance Plan, with overlapping three-year all cash performance periods, with cash payouts, if any, following as soon as practical following the end of each three-year performance period.

Performance Plan awards are intended to reward executives to the extent Teledyne achieves specific pre-established financial performance goals and provides a greater long-term return to shareholders relative to a broader market index. The Performance Plan provides grants of performance units, which key officers and executives may earn if Teledyne meets specified performance objectives over a three-year period (2021-2023). Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2021-2023 performance cycle, established by the Committee at its January 26, 2021 meeting, the S&P 500 Index is the benchmark for the specified return to shareholders component.

Awards are paid in cash to the participants as soon as practicable after the end of the performance cycle. A description of the terms of the Performance Plan is attached as an exhibit to this filing.

For the 2021-2023 performance cycle, the following Named Executive Officers identified in Teledyne’s 2020 Proxy Statement are eligible for a target award based on the following percentage of their annual base salary:

Name	Position	2021 Performance Plan Award Eligibility as a Percentage of Base Salary
Robert Mehrabian	Executive Chairman	100%
Aldo Pichelli	President and Chief Executive Officer	100%
Susan L. Main	Senior Vice President and Chief Financial Officer	41.7%
Jason Vanwees	Executive Vice President	41.7%
Melanie S. Cibik	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	41.7%
Edwin Roks	Vice President and Group President, Teledyne Digital Imaging	40%

(5)    The Committee approved and the Company entered into amendments to the employment agreements for Robert Mehrabian and Aldo Pichelli to reflect the changes to the structure of the Performance Plan discussed under (4) above. Copies of each of the amendments are attached to this filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Performance Plan Summary Plan Description †
Exhibit 10.2	Amendment No. 1 to Sixth Amended and Restated Employment Agreement dated as of January 26, 2021, by and between Teledyne Technologies Incorporated and Robert Mehrabian †
Exhibit 10.3	Amendment No. 1 to Employment Agreement dated as of January 26, 2021, by and between Teledyne Technologies Incorporated and Aldo Pichelli †
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

†    Denotes management contract or compensatory plan or arrangement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Dated: January 27, 2021